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The Gabelli Global Small and Mid Cap Value Trust

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The Gabelli Global Small and Mid Cap Value Trust One Corporate Center Rye, NY 10580-1422 t 914.921.8385 GABELLI.COM

Press Release
For Immediate Release

THE GABELLI GLOBAL SMALL AND MID CAP VALUE TRUST ANNOUNCES CHANGE TO

VIRTUAL MEETING FOR ANNUAL MEETING ON MAY 11, 2020

RYE, N.Y. – May 1, 2020 – The Gabelli Global Small and Mid Cap Value Trust (the “Fund”) announces that, due to the public health impact of the COVID-19 pandemic and to support the health and well-being of its Fund shareholders, employees, and trustees, as well as their families and communities, it will host the originally planned in-person 2020 Annual Meeting of Shareholders (the “Annual Meeting”) at the Westchester Country Club, as a virtual meeting.

The date and the time of the Annual Meeting has not changed. Individuals will not be able to attend the Annual Meeting in person.  Shareholders of the Fund as of the close of business on March 17, 2020, the Record Date for the Annual Meeting, with a control number, will have the opportunity to participate in the vote during the virtual meeting.

As described in the previously-distributed proxy materials for the Annual Meeting (the “Proxy Materials”), shareholders of record on Record Date will be entitled to receive notice of, and to participate in and vote at, the Annual Meeting.  To participate in the Annual Meeting, shareholders must register in advance by submitting the required information (described below) to Broadridge Financial Solutions Inc. (“Broadridge”), the Fund’s proxy tabulator, at https://viewproxy.com/GabelliFunds/broadridgevsm/.

If shares are registered directly with the Fund in the shareholder’s name, to register to participate in the Annual Meeting, the shareholder must enter the control number found on the proxy card included in the proxy materials.  If shares are held by a broker, bank, or other nominee and the shareholder wishes to vote at the Annual Meeting, the shareholder must first obtain a “legal proxy” from the applicable nominee/record holder, who will then provide a newly-issued control number to be submitted when registering for the Annual Meeting.  If shares are held by a broker, bank, or other nominee and the shareholder wishes to attend, but does not wish to vote at the Annual Meeting, the shareholder may call (914) 921-5070 for further information to attend the Annual Meeting.  Requests for registration must be received no later than 5:00 p.m., Eastern Time, on May 8, 2020. Shareholders will receive an email confirming their registration and providing instructions for participating in the Annual Meeting.

Shareholders are encouraged to vote in advance of the Annual Meeting either through the internet, by telephone or, if paper copies of proxy materials were requested, by returning the completed proxy card. Any questions for the Annual Meeting can be submitted in advance when registering online or at the meeting.

Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing.

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About The Gabelli Global Small and Mid Cap Value Trust
The Gabelli Global Small and Mid Cap Value Trust is a diversified, closed-end management investment company with $127 million in total net assets whose primary investment objective is to achieve long-term capital growth of capital. Under normal market conditions, the Fund will invest at least 80% of its total assets in equity securities (such as common stock and preferred stock) of companies with small or medium sized market capitalizations. The Fund is managed by Gabelli Funds, LLC, a subsidiary of GAMCO Investors, Inc. (NYSE:GBL).

About GAMCO Investors, Inc.
GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC). As of March 31, 2020, GAMCO Investors had $27.5 billion in assets under management.

Investor Contact
Chris Hart at (914) 921-8385 or chart@gabelli.com

NYSE – GGZ
CUSIP – 36249W104

NYSE – GGZ PrA
CUSIP – 36249W203